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Exhibit 99.1

Spire Global Announces Third Quarter 2022 Results

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Record quarterly revenue of $20.4M; 114% year-over-year (YOY) increase
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Record ARR of $98.1M; $12.8M sequential increase; 117% YOY increase
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Net cash used in operating activities of $10.2M; 53% YOY improvement
●
Improved sequential ARR net retention rate to 135%
●
Improving annual operating loss guidance

VIENNA, VA (November 9, 2022) – Spire Global, Inc. (NYSE: SPIR) (“Spire” or “the Company”) a leading provider of space-based data, analytics and space services, today announced results for its quarter ended September 30, 2022. The company will hold a webcast at 5:00 pm ET today to discuss the results.

“The global impact of data and insights from space in addressing some of the world’s most complex challenges continued to be front and center in the third quarter,” said Peter Platzer, Spire’s CEO. “Climate change and global security remain key momentum drivers for our business as we posted record revenue for the quarter and substantially increased our ARR. Together with our customers and partners, we are committed to leveraging our fully-deployed constellation and provide actionable insights to make the world a more sustainable, prosperous, and equitable place.”

“We saw another quarter of strong execution as increasing revenue rose to a record level of over $20 million, ARR grew substantially to nearly $100 million, and our land and expand strategy was reinforced as ARR net retention rose to 135%,” said Thomas Krywe, Spire’s CFO. “We also decreased our net cash burn by nearly 50% from last quarter, another notable milestone on our drive to achieving positive cash flow in 16 to 22 months.”

Third Quarter 2022 Highlights

Financial:

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Third quarter 2022 revenue increased 114% year-over-year to a record $20.4 million, achieving the high end of guidance. This was driven by new customer additions as well as increased adoption by existing customers.
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As of September 30, 2022, annual recurring revenue (ARR) was $98.1 million, an increase of $12.8 million sequentially and 117% year-over-year, indicating the continued success of our land and expand strategy.
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Third quarter GAAP operating loss was $16.4 million and non-GAAP operating loss1 was $11.4 million as we continued to execute on our path to profitability.

___________________________

1 Non-GAAP Financial Measure, please see section titled Non-GAAP Financial Measures for the definition of such measures

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Net cash used in operating activities in the third quarter was $10.2 million, a 53% year-over-year improvement, which was driven by continued top line growth and our leveraged business model.

Business:

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Spire was awarded a nearly $10 million contract by NOAA to provide six months of radio occultation (RO) data. Spire’s near-real-time RO data consists of vertical profiles of atmospheric temperature and related quantities for operational weather models and other applications. The data will be available for NOAA to distribute globally as scientists collaborate to find new and meaningful weather and climate insights.
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Spire was selected by the National Reconnaissance Office to demonstrate commercial radio frequency remote sensing. The remote sensing technique of monitoring radio frequency signals plays a crucial role in gathering intelligence through Global Navigation Satellite System jamming detection and geolocation, as well as providing an objective and transparent view into the movement of vessels and aircraft.
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Spire was awarded a $4 million contract by NOAA for the development, integration, testing and demonstration of Hyperspectral Microwave Sensor payload. Because of Spire’s ability to provide high-quality commercial data for NOAA’s weather forecast models and our existing work with RAL Space and the U.K. Government to develop Hyperspectral Microwave Sensors, NOAA chose Spire rather than an airborne or balloon-based platform.

Financial Outlook

Spire is providing guidance for the fourth quarter and the full year ending December 31, 2022. This guidance assumes continued strength of the U.S. dollar in relation to foreign currencies, which creates a headwind to revenue growth.

The non-U.S. generally accepted accounting principles (“GAAP”) operating loss, adjusted EBITDA and non-GAAP loss per share included in the table above are non-GAAP measures. Please see the section titled “Non-GAAP Financial Measures” for the definition of such measures. Spire has provided a reconciliation of GAAP to non-GAAP financial measures in the

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financial statement tables included in this press release for its third quarter 2021 and 2022 results, as well as its outlook for such measures for fourth quarter and full year 2022.

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with GAAP, this press release and the accompanying tables contain, and the conference call will contain, non-GAAP financial measures, including non-GAAP gross profit, non-GAAP research and development, non-GAAP sales and marketing, non-GAAP general and administrative expenses, non-GAAP operating loss, EBITDA, Adjusted EBITDA, non-GAAP net loss, and non-GAAP net loss per share. Spire’s management uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to the corresponding GAAP financial measures, in evaluating its ongoing operational performance and trends and in comparing its financial measures with other companies in the same industry, many of which present similar non-GAAP financial measures to help investors understand the operational performance of their businesses. However, it is important to note that the particular items Spire excludes from, or includes in, its non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry. In addition, other companies may utilize metrics that are not similar to Spire’s. The non-GAAP financial information is presented for supplemental informational purposes only and is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. There are material limitations associated with the use of non-GAAP financial measures since they exclude significant expenses and income that are required by GAAP to be recorded in Spire’s financial statements. Please see the reconciliation tables at the end of this release for the reconciliation of GAAP and non-GAAP results. Management encourages investors and others to review Spire’s financial information in its entirety and not rely on a single financial measure.

Spire adjusts the following items from one or more of its non-GAAP financial measures:

Loss on satellite deorbit and launch failure. Spire excludes loss on satellite deorbit and launch failure because if there was no loss, the expense would be accounted for as depreciation and would also be excluded as part of its EBITDA calculation.

Change in fair value of warrant liabilities and contingent earnout liability. Spire excludes these items as they do not reflect the underlying cash flows or operational results of the business.

Other income (expense), net. Spire excludes other income (expense), net because it includes one-time and other items that do not reflect the underlying operational results of the business.

Stock-based compensation. Spire excludes stock-based compensation expenses primarily because they are non-cash expenses that it excludes from its internal management reporting processes. Spire also finds it useful to exclude these expenses when management assesses the appropriate level of various operating expenses and resource allocations when budgeting,

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planning, and forecasting future periods. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FASB ASC Topic 718, Stock Compensation, Spire believes excluding stock-based compensation expenses allows investors to make meaningful comparisons between its recurring core business operating results and those of other companies.

Amortization of purchased intangibles. Spire incurs amortization expense for purchased intangible assets in connection with acquisitions of certain businesses and technologies. Amortization of intangible assets is a non-cash expense and is inconsistent in amount and frequency because it is significantly affected by the timing, size of acquisitions and the inherent subjective nature of purchase price allocations. Because these costs have already been incurred and cannot be recovered, and are non-cash expenses, Spire excludes these expenses for its internal management reporting processes. Spire's management also finds it useful to exclude these charges when assessing the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Investors should note that the use of intangible assets contributed to Spire's revenues earned during the periods presented and will contribute to Spire's future period revenues as well.

Other acquisition accounting amortization. Spire incurs amortization expense for purchased data rights in connection with the acquisition of exactEarth and certain technologies. Amortization of this asset is a non-cash expense that can be significantly affected by the inherent subjective nature of the assigned value and useful life. Because this cost has already been incurred and cannot be recovered, and is a non-cash expense, Spire excludes this expense for its internal management reporting processes. Spire's management also finds it useful to exclude this charge when assessing the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Investors should note that the use of this asset contributed to Spire's revenues earned during the periods presented and will contribute to Spire's future period revenues as well.

Mergers and acquisition related expenses. Spire excludes these expenses as they are transaction costs and expenses associated with the transaction that are generally one time in nature and not reflective of the underlying operational results of Spire’s business. Examples of these types of expenses include legal, accounting, regulatory, other consulting services, severance, and other employee costs.

Loss on extinguishment of debt. Spire excludes this as it does not reflect the underlying cash flows or operational results of the business.

Foreign exchange loss. Spire is exposed to foreign currency gains or losses on outstanding foreign currency denominated receivables and payables related to certain customer sales agreements, product costs and other operating expenses. As Spire does not actively hedge these currency exposures, changes in the underlying currency rates relative to the U.S. dollar may result in realized and unrealized foreign currency gains and losses between the time these receivables and payables arise and the time that they are settled in cash. Since such realized and unrealized foreign currency gains and losses are the result of macro-economic factors and

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can vary significantly from one period to the next, Spire believes that exclusion of such realized and unrealized gains and losses is useful to management and investors in evaluating the performance of its ongoing operations on a period-to-period basis. Realized and unrealized foreign currency gains and losses are likely to recur in future periods.

Other unusual one-time costs. Spire excludes these as they are unusual items that do not reflect the on-going operational results of its business.

Our additional non-GAAP measures include:

EBITDA. Spire defines EBITDA as net income (loss), plus depreciation and amortization expense, plus interest expense, and plus the provision for (or minus benefit from) income taxes.

Adjusted EBITDA. Spire defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, further adjusted for loss on satellite deorbit and launch failure, change in fair value of warrant liabilities, change in fair value of contingent earned liability, other (expense) income, net, stock-based compensation, loss on extinguishment of debt, foreign exchange loss, other acquisition accounting amortization, mergers and acquisition related expenses, and other unusual one-time costs. Spire believes Adjusted EBITDA can be useful in providing an understanding of the underlying operating results and trends and an enhanced overall understanding of its financial performance and prospects for the future. While Adjusted EBITDA is not a recognized measure under GAAP, management uses this financial measure to evaluate and forecast business performance. Adjusted EBITDA is not intended to be a measure of liquidity or cash flows from operations or a measure comparable to net income as it does not take into account certain requirements, such as capital expenditures and related depreciation, principal and interest payments, and tax payments. Adjusted EBITDA is not a presentation made in accordance with GAAP, and Spire’s use of the term Adjusted EBITDA may vary from the use of similarly titled measures by others in its industry due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation.

Other Definitions

Annual Recurring Revenue (ARR). We define ARR as our expected annualized revenue from customers that are under contract with us at the end of the reporting period with a binding and renewable agreement for our subscription solutions, or a customer that has a binding multi-year contract that can range from components of our Space Services solution to a project-based customer solution. These customers are considered recurring when they have signed a multi-year binding agreement that has a renewable component in the contract or a customer that has multiple contracts over multiple years.

ARR Customers. We define an ARR Customer as an entity that has a contract with us or through our reseller partners contracts, that is either a binding and renewable agreement for our subscription solutions, or a binding multi-year contract as of the measurement date independent of the number of solutions the entity has under contract. All entities that have customer contracts for data trials are excluded from the calculation of ARR Customers. A single

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organization with separate subsidiaries, segments, or divisions may represent multiple customers, as we treat each entity that is invoiced separately as an individual customer. In cases where customers subscribe to our platform through our reseller partners, each end customer that meets the above definition is counted separately as an ARR Customer.

ARR Solution Customers. We define an ARR Solution Customer similarly to an ARR Customer, but we count every solution the customer has with us separately. As a result, the count of ARR Solution Customers exceeds the count of ARR Customers in each year as some customers contract with us for multiple solutions. Our multiple solutions customers are those customers that are under contract for at least two of our solutions: Maritime, Aviation, Weather, and Space Services.

Conference Call

Spire will webcast a conference call to discuss the results at 5:00 p.m. Eastern Time today. The webcast will be available on Spire’s Investor Relations website at https://ir.spire.com. A replay of the call will be available on the site for three months.

Safe Harbor Statement

The forward-looking statements included in this press release and in the related conference call, including for example, the quotations of management, the statements under the heading “Financial Outlook” above, the information provided in the “GAAP to Non-GAAP Reconciliations – Q4 2022 and Full Year 2022 Financial Outlook” section of the tables below, statements regarding continued growth, statements regarding Spire’s expected timing to generate positive cash flow, statements regarding increasing its ARR, and statements regarding the benefits of its solutions to its customers and generally, reflect management’s best judgment based on factors currently known and involve risks and uncertainties. These risks and uncertainties include, but are not limited to, potential disruption of customer purchase decisions resulting from global economic conditions including from an economic downturn or recession in the United States or in other countries around the world, relative growth of its ARR and revenue, the failure of the Spire and exactEarth businesses (including personnel) to be integrated successfully, the risk that revenue and adjusted EBITDA accretion or the expansion of Spire’s customer count, ARR, product offerings and solutions will not be realized or realized to the extent anticipated, the ability to maintain the listing of Spire’s securities on the New York Stock Exchange, the ability to address the market opportunity for Space-as-a-Service; the ability to implement business plans, forecasts, and other expectations, and identify and realize additional opportunities, the risk of downturns, new entrants and a changing regulatory landscape in the highly competitive space data analytics industries, developments in and the duration of the COVID-19 pandemic and the resulting impact on Spire’s business and operations, and the business of its customers and partners, including the economic impact of safety measures to mitigate the impacts of COVID-19, Spire’s potential inability to manage effectively any growth it experiences, Spire’s ability or inability to develop new products and services, and other risks detailed in periodic reports Spire has filed with the Securities and Exchange Commission, including Spire’s Annual Report on Form 10-K/A, and subsequent Quarterly Reports on Form 10-Q/A or Form 10-Q or Current

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Reports on Form 8-K. Significant variation from the assumptions underlying Spire’s forward-looking statements could cause its actual results to vary, and the impact could be significant. All forward-looking statements in this press release are based on information available to Spire as of the date hereof. Spire undertakes no obligation, and does not intend, to update the information contained in this press release or the accompanying conference call, except as required by law.

About Spire Global, Inc.

Spire (NYSE: SPIR) is a leading global provider of space-based data, analytics, and space services, offering access to unique datasets and powerful insights about Earth from the ultimate vantage point so that organizations can make decisions with confidence, accuracy, and speed. Spire uses one of the world’s largest multi-purpose satellite constellations to source hard to acquire, valuable data and enriches it with predictive solutions. Spire then provides this data as a subscription to organizations around the world so they can improve business operations, decrease their environmental footprint, deploy resources for growth and competitive advantage, and mitigate risk. Spire gives commercial and government organizations the competitive advantage they seek to innovate and solve some of the world’s toughest problems with insights from space. Spire has offices in San Francisco, Boulder, Washington DC, Ontario, Glasgow, Oxfordshire, Luxembourg, and Singapore. To learn more, visit www.spire.com.

CONSOLIDATED STATEMENTS OF OPERATIONS

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(In thousands, except share and per share amounts)	Three Months Ended September 30, 2022 (Unaudited)	Three Months Ended September 30, 2021 (Unaudited)	Nine Months Ended September 30, 2022 (Unaudited)	Nine Months Ended September 30, 2021 (Unaudited)
Revenue	$ 20,418	$ 9,561	$ 57,883	$ 28,390
Cost of revenue	10,198	5,338	29,617	12,393
Gross profit	10,220	4,223	28,266	15,997
Operating expenses				
Research and development	8,879	7,804	25,761	21,913
Sales and marketing	7,794	5,574	21,427	14,369
General and administrative	9,903	8,217	33,861	23,507
Total operating expenses	26,576	21,595	81,049	59,789
Loss from operations	(16,356)	(17,372)	(52,783)	(43,792)
Other income (expense)				
Interest income	336	4	456	6
Interest expense	(3,897)	(2,392)	(9,725)	(8,267)
Change in fair value of contingent earnout liability	344	(22,142)	9,597	(22,142)
Change in fair value of warrant liabilities	1,282	(13,353)	11,014	(23,529)
Loss on extinguishment of debt	—	—	(22,510)	(3,255)
Foreign exchange loss	(2,806)	(465)	(6,346)	(1,119)
Other income (expense), net	(660)	(119)	(1,165)	399
Total other expense, net	(5,401)	(38,467)	(18,679)	(57,907)
Loss before income taxes	(21,757)	(55,839)	(71,462)	(101,699)
Income tax provision	54	269	406	969
Net loss	$ (21,811)	$ (56,108)	$ (71,868)	$ (102,668)
Basic and diluted net loss per share	$ (0.16)	$ (0.83)	$ (0.51)	$ (2.75)
Weighted-average shares used in computing basic and diluted net loss per share	139,942,968	67,348,269	139,637,442	37,389,424

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

CONSOLIDATED BALANCE SHEETS

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CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)	Nine Months Ended September 30, 2022 (Unaudited)	2021 (Unaudited)
Cash flows from operating activities		
Net loss	$ (71,868)	$ (102,668)
Adjustments to reconcile net loss to net cash used in operating activities:		
Depreciation and amortization	14,056	5,615
Stock-based compensation	8,323	6,600
Amortization of operating lease assets	1,657	—
Accretion on carrying value of convertible notes	—	2,103
Amortization of debt issuance costs	3,233	2,617
Change in fair value of warrant liability	(11,014)	23,529
Change in fair value of contingent earnout liability	(9,597)	22,142
Deferred income tax liabilities	—	(47)
Loss on extinguishment of debt	22,271	2,277
Other, net	79	91
Changes in operating assets and liabilities:		
Accounts receivable, net	(7,078)	(2,905)
Contract assets	(1,445)	(250)
Other current assets	1,316	(7,381)
Other long-term assets	1,352	213
Accounts payable	(816)	1,118
Accrued wages and benefits	(185)	302
Contract liabilities	6,423	2,416
Other accrued expenses	1,636	1,536
Operating lease liabilities	(1,006)	—
Other long-term liabilities	(45)	2,684
Net cash used in operating activities	(42,708)	(40,008)
Cash flows from investing activities		
Purchases of short-term investments	(29,796)	—
Maturities of short-term investments	7,400	—
Purchase of property and equipment	(15,946)	(9,309)
Investment in intangible assets	—	(140)
Net cash used in investing activities	(38,342)	(9,449)
Cash flows from financing activities		
Proceeds from reverse recapitalization and PIPE financing	—	264,823
Payments of transaction costs related to reverse recapitalization	—	(30,600)
Proceeds from long-term debt	100,360	70,000
Payments on long-term debt	(71,512)	—
Proceeds from issuance of convertible notes payable	—	20,000
Payments on redemption of long-term debt	—	(29,628)
Payments of debt issuance costs	(4,611)	(4,293)
Proceeds from exercise of stock options	797	1,065
Proceeds from employee stock purchase plan	335	—
Net cash provided by financing activities	25,369	291,367
Effect of foreign currency translation on cash, cash equivalent and restricted cash	5,826	1,071
Net (decrease) increase in cash, cash equivalents and restricted cash	(49,855)	242,981
Cash, cash equivalents and restricted cash		
Beginning of year	109,645	15,986
End of period	$ 59,790	$ 258,967

GAAP to Non-GAAP Reconciliations

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(In thousands, except for share and per share amounts)	Three Months Ended September 30, 2022 (Unaudited)	Three Months Ended September 30, 2021 (Unaudited)	Nine Months Ended September 30, 2022 (Unaudited)	Nine Months Ended September 30, 2021 (Unaudited)
Gross profit (GAAP)	$ 10,220	$ 4,223	$ 28,266	$ 15,997
Adjustments:				
Exclude stock-based compensation	60	31	180	75
Exclude amortization of purchased intangibles	879	-	2,693	-
Exclude other acquisition accounting amortization	173	-	530	-
Exclude merger and acquisition related expenses	-	-	127	-
Gross profit (Non-GAAP)	$ 11,332	$ 4,254	$ 31,796	$ 16,072
Research and development (GAAP)	8,879	7,804	25,761	21,913
Adjustments:				
Exclude stock-based compensation	(845)	(590)	(2,370)	(1,843)
Exclude merger and acquisition related expenses	-	-	(277)	-
Research and development (Non-GAAP)	8,034	7,214	23,114	20,070
Sales and marketing (GAAP)	7,794	5,574	21,427	14,369
Adjustments:				
Exclude stock-based compensation	(766)	(550)	(2,117)	(1,278)
Exclude amortization of purchased intangibles	(782)	-	(2,390)	-
Exclude merger and acquisition related expenses	-	-	(277)	-
Sales and marketing (Non-GAAP)	6,246	5,024	16,643	13,091
General and administrative (GAAP)	9,903	8,217	33,861	23,507
Adjustments:				
Exclude stock-based compensation	(1,454)	(928)	(3,656)	(3,404)
Exclude merger and acquisition related expenses	-	(1,660)	(3,846)	(4,244)
Exclude other unusual one-time costs	-	-	-	(387)
General and administrative (Non-GAAP)	8,449	5,629	26,359	15,472
Loss from operations (GAAP)	$ (16,356)	$ (17,372)	$ (52,783)	$ (43,792)
Adjustments:				
Exclude stock-based compensation	3,125	2,099	8,323	6,600
Exclude merger and acquisition related expenses	-	1,660	4,527	4,244
Exclude amortization of purchased intangibles	1,661	-	5,083	-
Exclude other acquisition accounting amortization	173	-	530	-
Exclude other unusual one-time costs	-	-	-	387
Loss from operations (Non-GAAP)	$ (11,397)	$ (13,613)	$ (34,320)	$ (32,561)
Operating Margin (GAAP)	-80%	-182%	-91%	-154%
Adjustments:			0	0
Exclude stock-based compensation	15%	22%	14%	23%
Exclude merger and acquisition related expenses	0%	18%	8%	15%
Exclude amortization of purchased intangibles	8%	0%	9%	0%
Exclude other acquisition accounting amortization	1%	0%	1%	0%
Exclude other unusual one-time costs	0%	0%	0%	1%
Operating Margin (Non-GAAP)	-56%	-142%	-59%	-115%

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GAAP to Non-GAAP Reconciliations – Q4 2022 and Full Year 2022 Financial Outlook

(In thousands, except for share and per share amounts)

	Q4'22 Ranges			
		Low		High
Revenue	$	22,100	$	24,100

		Low		High
Loss from operations (GAAP)	$	(15,117)	$	(13,117)
Adjustments:				
Exclude stock-based compensation		3,156		3,156
Exclude amortization of purchased intangibles		1,389		1,389
Exclude other acquisition accounting amortization		172		172
Loss from operations (Non-GAAP)	$	(10,400)	$	(8,400)

	Low	High
Operating Margin (GAAP)	-68%	-54%
Adjustments:		
Exclude stock-based compensation	14%	13%
Exclude amortization of purchased intangibles	6%	5%
Exclude other acquisition accounting amortization	1%	1%
Operating Margin (Non-GAAP)	-47%	-35%

		Low		High
Net loss per share (GAAP)	$	(0.14)	$	(0.12)
Adjustments:				
Exclude stock-based compensation		0.02		0.02
Exclude purch intangibles and other purch acctg amortization		0.01		0.01
Net loss per share (Non-GAAP)	$	(0.11)	$	(0.09)
Weighted-average shares used in computing basic and diluted net loss per share		140,157,152		140,157,152

		Low		High
Net loss (GAAP)	$	(19,505)	$	(17,505)
Depreciation and amortization		4,612		4,612
Net Interest		4,274		4,274
Taxes		91		91
EBITDA	$	(10,528)	$	(8,528)
Stock-based compensation		3,156		3,156
Other acquisition accounting amortization		172		172
Adjusted EBITDA	$	(7,200)	$	(5,200)

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For Media:

Hillary Yaffe

Head of Communications

Hillary.Yaffe@spire.com

For Investors:

Benjamin Hackman

Head of Investor Relations

Benjamin.Hackman@spire.com